                                                                    Exhibit 23.2


Independent Auditors' Consent

We consent to the incorporation by reference in this Registration Statement of The Pantry, Inc. on Form S-8 of our reports dated December 5, 1997, included in the Annual Report on Form 10-K of The Pantry, Inc. for the year ended September 25, 1997.



/s/ Deloitte & Touche LLP

Raleigh, North Carolina
August 31, 1998

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